[Letterhead of Stoel Rives LLP]

Exhibit 5.1

May 25, 2006

Amerityre Corporation

1501 Industrial Road

Boulder City, Nevada 89005

Ladies and Gentlemen:

We are acting as counsel to Amerityre Corporation, a Nevada corporation (the “Company”), in connection with (a) the proposed issuance and sale by the Company from time to time of up to an aggregate amount of $120,000,000 of the Company’s common stock, preferred stock, warrants, senior debt securities and subordinated debt securities (collectively, the “Company Securities”); (b) the proposed issuance and sale by certain selling stockholders from time to time of up to 3,000,000 shares of the Company’s common stock issuable pursuant to outstanding options (the “Option Common Shares”); and (c) the proposed issuance and sale by certain selling stockholders from time to time of up to 21,000 shares of the Company’s common stock currently held by certain selling stockholders (the “Secondary Common Shares,” and together with the Company Securities and the Option Common Shares, the “Securities”) pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. Based on our review and on the assumptions set forth below, we are of the opinion that:

1. Upon (i) the due authorization of the issuance of the Option Common Shares and the shares of common stock that constitute Company Securities, (ii) the due establishment of the terms of the issuance and sale of shares of common stock that constitute Company Securities and

Amerityre Corporation

May 25, 2006

the Option Common Shares, (iii) the issuance and delivery of the Option Common Shares and the shares of common stock that constitute the Company Securities in accordance with the Registration Statement, the prospectus and any applicable prospectus supplement, and (iv) receipt by the Company of the consideration for the shares of common stock that constitute the Securities in accordance with the Registration Statement, the prospectus and any applicable prospectus supplement or otherwise, the shares of the common stock that constitute Securities will be validly issued, fully paid and nonassessable.

2. When (i) the issuance of the preferred stock to be issued by the Company has been duly authorized, (ii) the terms of its issue and sale have been duly established, in conformity with the Company’s articles of incorporation and the Nevada Private Corporations law as contained in Sections 78.010 through 78.795 of the Nevada Revised Statutes (the “Nevada Corporations Law”), and (iii) the certificate of designation with respect to the applicable series of the preferred stock has been duly filed with the Secretary of State of the State of Nevada, upon the issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the preferred stock will be validly issued, fully paid and nonassessable.

3. When (i) the warrants have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the warrants and the applicable warrant agreement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the warrants will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

4. When (i) the senior debt securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the applicable indenture and any applicable supplemental indenture have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the senior debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization,

Amerityre Corporation

May 25, 2006

moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

5. When (i) the subordinated debt securities have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the applicable indenture and any applicable supplemental indenture have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price thereof, the subordinated debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

In rendering the foregoing opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective, (ii) a prospectus and prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) the trustee under any indenture shall have been determined to be eligible and qualified under section 310(a) of the Trust Indenture Act of 1939, as amended, (iv) the number of shares of common stock and preferred stock to be issued, together with all other shares of common stock and preferred stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s articles of incorporation, (v) resolutions authorizing the Company to register, offer, sell and issue the Securities shall have been duly adopted and shall remain in full force and effect, (vi) the Securities shall have been issued in compliance with applicable federal and state securities laws, (vii) the Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (viii) the Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ix) the interest rate, if applicable, on the Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law.

Amerityre Corporation

May 25, 2006

We are members of the bar of the State of Utah and do not express any opinion in this letter covering any law other than the law of the State of Utah, the Nevada Corporations Law and the federal laws of the United States, in each case as in effect on the date hereof.

We hereby authorize and consent to the use of this opinion as Exhibit 5.1 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the 1933 Act or the rules and regulations of the SEC.

/s/ Stoel Rives LLP

Stoel Rives LLP